Exhibit 99.1

FOR IMMEDIATE RELEASE

Iron Mountain Incorporated Commences Cash Tender Offer

for up to $137.5 Million of its 8-3/8% Senior Subordinated Notes due 2021

BOSTON—August 8, 2013—Iron Mountain Incorporated (NYSE: IRM), the storage and information management company, today announced that it has commenced a cash tender offer (the “Tender Offer”) for up to $137.5 million of its outstanding 8-3/8% Senior Subordinated Notes due 2021 (CUSIP No. 46284P AM6) (the “Notes”). The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 8, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal”).

Upon the terms and subject to the conditions described in the Offer to Purchase and Letter of Transmittal, Iron Mountain is offering to purchase for cash up to $137.5 million in aggregate principal amount of Notes (the “Maximum Repurchase Amount”).

Except as required by applicable law, Notes validly tendered may be withdrawn only at or before 5:00 p.m., New York City time, on August 21, 2013, unless extended, except in limited circumstances where additional withdrawal rights are required by law (such date and time, as the same may be extended or earlier terminated, the “Withdrawal Deadline”). Notes tendered after the Withdrawal Deadline and on or prior to the Expiration Time (defined below) may not be withdrawn.

The Tender Offer will expire at midnight, New York City time, at the end of September 5, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”).

The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be as set forth in the table below under “Tender Offer Consideration.” Holders of Notes that are validly tendered at or before 5:00 p.m., New York City time, on August 21, 2013, unless such date and time are extended or the Tender Offer is earlier terminated by Iron Mountain in its sole discretion (such date and time, as the same may be extended or earlier terminated, the “Early Tender Deadline”), and accepted for purchase will receive the Tender Offer Consideration plus the amount set forth in the table below under “Early Tender Premium.” Holders of Notes that are validly tendered after the Early Tender Deadline and at or before the Expiration Time and accepted for purchase will receive the Tender Offer Consideration. In order to be eligible to receive the Total Consideration for tendered Notes (described below), holders must validly tender and not properly withdraw their Notes at or before the Early Tender Deadline.

CUSIP No.	Description of Notes	Aggregate Principal Amount Outstanding at Maturity	Early Tender Premium(1)	Tender Offer Consideration(2)	Total Consideration(2)	Maximum Repurchase Amount
46284P AM6	8-3/8% Senior Subordinated Notes due 2021	$550.0 million	$30	$1,067.50	$1,097.50	$137.5 million

(1)              Per $1,000 principal amount of Notes at maturity tendered at or before the Early Tender Deadline.

(2)              Per $1,000 principal amount of Notes at maturity and excluding accrued and unpaid interest on the Notes, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

If more than the Maximum Repurchase Amount of Notes are validly tendered and not properly withdrawn, and Notes are accepted for purchase, the amount of Notes that will be purchased will be prorated as described in the Offer to Purchase. If, at the Early Tender Deadline, the aggregate principal amount of Notes accepted for purchase equals or exceeds $137.5 million, Iron Mountain does not expect to accept any additional Notes tendered by holders of Notes after the Early Tender Deadline. If, at the Early Tender Deadline, the aggregate principal amount of Notes validly tendered (and not properly withdrawn) is less than $137.5 million, Iron Mountain expects to accept for payment all Notes validly tendered and not properly withdrawn at or before the Early Tender Deadline, and only Notes validly tendered after the Early Tender Deadline and at or before the Expiration Time will be subject to proration.

Iron Mountain anticipates that, subject to proration as described in the Offer to Purchase, it will accept for purchase and pay for Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline promptly following the Early Tender Deadline and will accept for purchase and pay for Notes validly tendered after the Early Tender Deadline and at or before the Expiration Time promptly following the Expiration Time. In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of Notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the Notes to, but not including, the applicable settlement date.

Iron Mountain reserves the right, but is not obligated, to increase the Maximum Repurchase Amount.

Iron Mountain’s obligation to accept for purchase, and to pay for, Notes validly tendered and not properly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, including the U.S. Financing Condition and the Canadian Financing Condition, each as the described in the Offer to Purchase. This press release, the Offer to Purchase, the related Letter of Transmittal, and any amendments or supplements thereto, should not be deemed to be an offer to sell or a solicitation of an offer to buy any securities of Iron Mountain or Iron Mountain Canada Operations ULC, an indirect wholly owned subsidiary of Iron Mountain, in any transaction. Iron Mountain is not soliciting consents from holders of Notes in connection with the Tender Offer.

None of Iron Mountain, its board of directors, the dealer manager or the information agent and tender agent makes any recommendation in connection with the Tender Offer. Holders must make their own decisions as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

Iron Mountain has engaged Wells Fargo Securities, LLC as the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect).

The complete terms and conditions of the Tender Offer are described in the Offer to Purchase and related Letter of Transmittal, copies of which may be obtained from D.F. King & Co., Inc., the information agent and tender agent for the Tender Offer, at (800) 431-9633 (toll-free) or (212) 269-5550 (collect).

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, which set forth the complete terms of the Tender Offer.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. For example, when we make statements about the terms and timing of the Tender Offer and the possible securities offerings that are financing conditions thereto, we are making forward-looking statements.  These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others: (i) the Tender Offer and securities offerings are subject to conditions that may not be met, and (ii) other risks described more fully in Iron Mountain’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, under “Risk Factors,” and other documents that Iron Mountain files with the Securities and Exchange Commission from time to time. Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management solutions. The company’s real estate network of over 64 million square feet across more than 1,000 facilities in 35 countries allows it to serve customers around the world. And its solutions for records management, data backup and recovery, document management and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information for business advantage. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

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Investor Relations Contacts:

Melissa Marsden	Stephen P. Golden
Senior Vice President, Investor Relations	Vice President, Investor Relations
Melissa.marsden@ironmountain.com	sgolden@ironmountain.com
(617) 535-8595	(617) 535-4766